Exhibit 10.5

CPI ACQUISITION, INC. PHANTOM STOCK PLAN

CPI Acquisition, Inc. has adopted this CPI Acquisition, Inc. Phantom Stock Plan, effective January 1, 2012 (the “Effective Date”).  The purpose of the Plan is to reward eligible employees and provide an incentive to ameliorate the value of the Company.

SECTION 1
DEFINITIONS

For purposes of the Plan the following terms have the meanings set forth below.  Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

1.1                               “Affiliate” of any Person means any other Person that (directly or indirectly) is controlled by, controls or is under common control with such Person; provided, however, that an Affiliate of the Company shall include only (i) Holdings and (ii) subsidiaries of the Company in which the Company has a greater than 50% equity ownership.

1.2                               “Aggregate Fair Market Value” means the aggregate Fair Market Value of the Preferred Shares outstanding immediately before a Liquidity Event, as determined in good faith by the Committee.  In no event shall the Aggregate Fair Market Value of the Preferred Shares exceed their Aggregate Liquidation Preference.

1.3                               “Aggregate Liquidation Preference” means the total Liquidation Preference of the Preferred Shares outstanding immediately before a Liquidity Event.

1.4                               “Award” means an award of Units to a Participant.

1.5                               “Award Agreement” means an agreement entered into between the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to an Award granted to the Participant.

1.6                               “Base Amount” means $2,000 or such greater amount as is set forth in a Participant’s Award Agreement.

1.7                               “Board” means the Board of Directors of the Company.

1.8                               “Business” means manufacturing, personalizing, designing, fulfilling, packaging, distributing, selling and marketing plastic cards, including, without limitation, credit cards, debit cards, ATM cards, loyalty cards, gift cards, membership cards, gaming cards, player tracking cards, casino cards, hotel key cards, access cards, ID cards, contactless cards, prepaid cards, chip cards, EMV cards, dual interface cards, and blank cards.

1.9                               “Cause” means the Participant’s (i) conviction of (or plea of nolo contendere to) a felony or a crime involving moral turpitude; (ii) embezzlement, or misappropriation of property of any Company Party, or any other act involving fraud with respect to any Company Party; (iii) other material breach by the Participant of any agreement relating to the Participant’s employment with any Company Party which is not cured within 10 days after notice of such breach to the Participant; (iv) gross or willful misconduct that is injurious to any Company Party or (v) repeated failure, after written notice to the Participant, to follow the reasonable directives of a supervisor or the Board.

1.10                        “Change in Control” means any event that, with respect to the Company or Holdings, constitutes a “change in control event” as defined in Treasury Regulation 1.409A-3(i)(5)(i).

1.11                        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.12                        “Committee” means a committee of at least two members of the Board appointed to administer the Plan or, if no such committee has been designated, the Board.

1.13                        “Company” means CPI Acquisition, Inc., a Delaware corporation.

1.14                        “Company Parties” means the Company and its Affiliates.

1.15                        “Employee” means a person employed by any Company Party in a common law employee-employer relationship.

1.16                        “Fair Market Value” of a Preferred Share means the Preferred Share’s fair market value as determined in good faith by the Committee.

1.17                        “Grant Date” means the date on which an Award is granted, as set forth in the Award Agreement.

1.18                        “Holdings” means CPI Holdings I, Inc.

1.19                        “Liquidation Preference” has the meaning set forth in the Stockholders Agreement.

1.20                        “Liquidity Event” means the first to occur of (i) a Change in Control, (ii) a Public Offering, or (iii) the seventh anniversary of the Effective Date.

1.21                        “Participant” means a current or former Employee described in Section 4 who holds an outstanding Award granted under the Plan.

1.22                        “Person” means any individual, partnership, limited partnership, corporation, limited liability company or partnership, association, joint stock company, trust, joint venture, unincorporated organization, or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

1.23                        “Plan” means this CPI Acquisition, Inc. Phantom Stock Plan, as set forth herein and as amended from time to time.

1.24                        “Preferred Share” means a share of Series A Preferred Stock, as defined in the Stockholders Agreement.

1.25                        “Preferred Share Count” means the number of Preferred Shares outstanding immediately before a Liquidity Event.

1.26                        “Public Offering” has the meaning set forth in the Stockholders Agreement.

1.27                        “Redemption Date” means the earlier of the date of a Change in Control or the seventh anniversary of the Effective Date.

1.28                        “Redemption Payment” means a payment pursuant to Section 7 with respect to a Participant’s Award.

1.29                        “Restricted Territory” means (i) the United States, Canada, Mexico and the United Kingdom; and (ii) the geographic area, whether within or outside of the geographic area described in clause (i), in which reside any customers with which the Participant had any contact or for which the Participant had any responsibility (whether indirect, direct or advisory) at the time of the Participant’s termination of Service or at any time during the two-year period prior to such termination.

1.30                        “Restrictive Covenant” means any non-competition, non-solicitation, non-disparagement or other restrictive covenant contained in the Stockholders Agreement, an employment agreement, the Award Agreement or any other agreement to which a Participant is subject.

1.31                        “Section 409A” means Section 409A of the Code and the Treasury regulations and other interpretive guidance thereunder.

1.32                        “Service” means the provision of services in the capacity of an Employee.

1.33                        “Stockholders Agreement” means the Stockholders Agreement dated as of June 28, 2007 by and among CPI Holdings I, Inc. and the stockholders of the Company signatory thereto, as amended by the First Amendment to Stockholders Agreement, dated as of January 15, 2008, and the Second Amendment to Stockholders Agreement, dated as of December 5, 2008, and as further amended, restated, or replaced from time to time.

1.34                        “Subsidiary” has the meaning given that term in the Stockholders Agreement.

1.35                        “Units” means the notional units underlying a Participant’s Award as specified in the Award Agreement.

SECTION 2
AUTHORIZED UNITS

2.1                               The aggregate number of Units for which Awards may be granted shall not exceed 100,000, subject to adjustment pursuant to Section 8.  Units that expire or are redeemed shall again be available for Award grants.

SECTION 3
ADMINISTRATION

3.1                               The Committee shall administer the Plan.  Except as limited by law and subject to the provisions of this Plan, the Committee shall have full power to:  (i) select eligible persons to participate in the Plan; (ii) determine the sizes of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan’s administration; (vi) specify the Base Amount; and (vii) amend the Plan or the terms and conditions of any outstanding Award.  In addition, the Committee shall make all other determinations that may be necessary or advisable to administer the Plan.  Any determination by the Committee shall be conclusive and binding on all Persons.

SECTION 4
ELIGIBILITY AND PARTICIPATION

4.1                               Eligibility.  The Committee shall designate the Employees eligible to participate in the Plan.

4.2                               Participation.  Each Employee selected by the Committee to receive an Award will become a Participant upon execution of an Award Agreement on or before such deadline as the Committee shall establish.

SECTION 5
VESTING

5.1                               Units subject to an Award shall vest on the Redemption Date or such earlier fixed date, if any, as is specified in a Participant’s Award Agreement.

SECTION 6
AWARD EXPIRATION, TERMINATION OF SERVICE

6.1                               Each Award (whether vested or unvested) shall expire on the earliest of the following dates:

(a)                                       Upon the Award’s redemption pursuant to Section 7;

(b)                                       Upon the expiration of seven years from the Effective Date;

(c)                                        Upon the Participant’s breach of a Restrictive Covenant;

(d)                                       Upon the termination of the Participant’s Service for Cause;

(e)                                        If the Award is unvested, upon the Participant’s termination of Service for any reason.

Upon expiration of an Award, the Participant shall have no further rights with respect thereto.

SECTION 7
REDEMPTION PAYMENT

7.1                               Redemption Payment.  Subject to Section 7.2, on the Redemption Date the Company or an Affiliate shall pay each holder of an Award in cash (by check or wire transfer to a bank account designated by the Participant) an amount (the “Redemption Payment”) equal to the product of (a) the number of Units covered by such Award, (b) one one-millionth (1/1,000,000), and (c) the amount, if any, by which (i) the Aggregate Fair Market Value exceeds (ii) the product of the Preferred Share Count and the Award’s Base Amount.  Neither a Redemption Payment nor a Participant’s participation in the Plan shall be taken into account for purposes of a Participant’s pension or retirement benefits or contributions.

7.2                               Tax Withholding.  Redemption Payments shall be reduced by an amount sufficient to satisfy any applicable tax or other withholding requirements.

SECTION 8
ADJUSTMENT OF AWARDS

8.1                               Changes in Preferred Shares.  In the event of any merger, reorganization, consolidation, recapitalization, redemption, separation, liquidation, split-up, share combination, or other change in the corporate structure of the Company affecting the Preferred Shares or of any stock or other securities into which the Preferred Shares shall have been changed or for which Preferred Shares shall have been exchanged, the Committee may make such adjustment, if any, to the number and class of shares subject to outstanding Awards as it determines to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.2                               Certain Unusual or Nonrecurring Events.  In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards.

8.3                               Notice.  The Committee shall give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) shall be effective and binding for all Plan purposes.

SECTION 9
GENERAL TERMS AND CONDITIONS

9.1                               Unfunded Status.  The Plan is intended to constitute an unfunded plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company.

9.2                               No Assurance of Employment or Payment.  Participation in the Plan does not guarantee or imply continued employment.  Nothing in the Plan is intended to create an employment agreement with a Participant, and the Participant or a Company Party may terminate the employment relationship at any time for any reason or no reason.  Participation in the Plan does not guarantee payment of any Redemption Payment.

9.3                               Amendment or Termination.

(a)                                       The Board may at any time and from time to time, including retroactively, alter, amend, modify or terminate the Plan or any Award Agreement in whole or in part; provided, however, that no modification of an Award shall, without the prior written consent of the Participant, materially and adversely alter or impair any rights or obligations under the Award unless the Board determines in good faith that such modification is necessary or appropriate in terms of the purpose of the Plan.

(b)                                       The Plan shall automatically terminate on the seventh anniversary of the Effective Date.

9.4                               Applicable Law.  Except to the extent preempted by federal law, the Plan and any Award Agreements shall be construed and administered under the laws of the State of Delaware without regard to principles of conflicts of law.

9.5                               Section 409A.  Awards and payments under the Plan are intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent.  If any provision of the Plan or an Award Agreement needs to be revised to satisfy the requirements of Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Section 409A and any such modification shall attempt to maintain the same economic results as were intended under the Plan and Award Agreement.  The Company cannot guarantee that Awards and payments under the Plan will satisfy all applicable requirements for exemption from Section 409A.  Payments made to a Participant under the Plan in error shall be returned to the Company and do not create a legally binding right to such payments.

9.6                               Severability.  Should any provision of the Plan or of any Award Agreement be held invalid by an administrative tribunal, court of law, or other authoritative body, the remaining provisions shall continue in force and be given their full effect in a manner consistent with the purpose of the Plan.

9.7                               Nonassignability.  No interest of any Person in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution; nor may such an interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, the Person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.